    As filed with the Securities and Exchange Commission on August 30, 2000
                                                      Registration No. 333-41384
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              ---------------------

                             NETWORK APPLIANCE, INC.
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                 77-0307520
      (State or other jurisdiction             (IRS Employer Identification No.)
     of incorporation or organization)

              495 EAST JAVA DRIVE, SUNNYVALE, CA 94089 (Address of
                    principal executive offices) (Zip Code)

                              ---------------------

    ORCA SYSTEMS, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN (AS ASSUMED BY REGISTRANT) SPECIAL OPTION GRANTS TO MESSRS. BEAMAN, BEIN, BOLINGER, DEBERGALIS,
 DOMINIJANNI, GILLONO, GRIER, LENT, MELENDEZ, NATALE, SEARS, TALPEY, THORPE AND TRIMBEE PURSUANT TO WRITTEN COMPENSATION AGREEMENTS (AS ASSUMED BY REGISTRANT)

                              ---------------------
                            (Full title of the Plans)

                              DANIEL J. WARMENHOVEN
                      CHIEF EXECUTIVE OFFICER AND DIRECTOR
                             NETWORK APPLIANCE, INC.
                    495 EAST JAVA DRIVE, SUNNYVALE, CA 94089
                     (Name and address of agent for service)
                                 (408) 822-6000
          (Telephone number, including area code, of agent for service)

                              ---------------------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                             Proposed        Proposed
               Title of                                       Maximum         Maximum
              Securities                   Amount            Offering        Aggregate          Amount of
                to be                       to be             Price          Offering          Registration
              Registered                 Registered (1)      per Share         Price               Fee
            --------------               -------------       ---------      --------------      -----------
 Orca Systems, Inc. 1999 Stock
 Option/ Stock Issuance Plan             60,146 shares        $0.45(2)       $27,111.66(2)         $7.16(4)
 Common Stock, $0.001 par value

 Special Option Grants Pursuant
 to Written Compensation Agreements
 Common Stock, $0.001 par value

 Rebecca Beaman                          20,046 shares       $23.71(3)      $475,290.66(3)      $125.477(4)

 David Bein                              17,714 shares       $23.71(3)      $419,998.94(3)      $110.880(4)

 Donald Bolinger                         45,938 shares       $23.71(3)    $1,089,189.98(3)      $287.546(4)

 Matthew S. DeBergalis                   13,642 shares       $23.71(3)      $323,451.82(3)       $85.391(4)

 Michelle Dominijanni                    33,410 shares       $23.71(3)      $792,151.10(3)      $209.128(4)

 John Gillono                            17,923 shares       $23.71(3)      $424,954.33(3)      $112.188(4)

 Jim Grier                               16,635 shares       $23.71(3)      $394,415.85(3)      $104.126(4)

 Arthur Lent                             58,606 shares       $23.71(3)    $1,389,548.26(3)      $366.841(4)

 Robert Michael Melendez                  7,934 shares       $23.71(3)      $188,115.14(3)       $49.662(4)

 Mark J. Natale                           5,818 shares       $23.71(3)      $137,944.78(3)       $36.417(4)

 Steven J. Sears                         21,577 shares       $23.71(3)      $511,590.67(3)      $135.060(4)

 Thomas M. Talpey                        26,032 shares       $23.71(3)      $617,218.72(3)      $162.946(4)

 Melinda A. Thorpe                        1,670 shares       $23.71(3)       $39,595.70(3)       $10.453(4)

 Nicholas Trimbee                         8,678 shares       $23.71(3)      $205,755.38(3)       $54.319(4)

                                        ==============                    =============
 Nicholas Trimbee                       355,769 shares                    $7,036,332.99
                                        ==============                    =============

                                                                          Aggregate Registration Fee:     $1,857.60
                                                                          Filing Fee Paid For Previous
                                                                          Registration Statement:         ($1,857.60)(5)

                                                                          Filing Fee Due:                 $0.00

================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Orca Systems, Inc. 1999 Stock Option/Stock Issuance Plan (as assumed by Registrant) and/or Special Option Grants To Messrs. Beaman, Bein, Bolinger, Debergalis, Dominijanni, Gillono, Grier, Lent, Melendez, Natale, Sears, Talpey, Thorpe and Trimbee Pursuant to Written Compensation Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price of each of the individual options.

(4) These filing fees were paid in connection with the filing of the Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-41384, on July 13, 2000.

(5) A filing fee of $1,857.60 was paid in connection with the filing of the Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-41384, on July 13, 2000 with respect to the 355,769 shares of Common Stock issuable pursuant to the Orca Systems, Inc. 1999 Stock Option/Stock Issuance Plan which were registered pursuant to that Registration Statement.

================================================================================

                                  RE-ALLOCATION


            On July 13, 2000, Network Appliance, Inc. (the "Registrant") registered on a Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-41384 (the "Registration Statement"), 355,769 shares of its Common Stock reserved for issuance under the Orca Systems, Inc. 1999 Stock Option/Stock Issuance Plan (the "Orca Plan"). The Orca Plan was assumed by Registrant pursuant to its acquisition of Orca Systems, Inc. effective June 14, 2000. The Registrant now intends to use 295,623 of such registered shares for issuance upon the exercise of the Special Option Grants made to Messrs. Beaman, Bein, Bolinger, Debergalis, Dominijanni, Gillono, Grier, Lent, Melendez, Natale, Sears, Talpey, Thorpe and Trimbee Pursuant to Written Compensation Agreements which were also assumed by Registrant in connection with its acquisition of Orca Systems, Inc. (the "Individual Options"). Accordingly, Registrant is hereby re-allocating 295,623 of the previously-registered shares under the assumed

Orca Plan to the Individual Options, with such re-allocation to be effective immediately upon the filing of this Post-Effective Amendment. The remaining 60,146 shares of the Registrant's Common Stock shall remain reserved for issuance under the assumed Orca Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits

Exhibit Number        Exhibit
--------------        -------
     5                Opinion and consent of Brobeck, Phleger & Harrison LLP.

     99.7             Form of Special Option Grants Pursuant to Written
                      Compensation Agreements

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 29th day of August, 2000.

                                   NETWORK APPLIANCE, INC.

                                   By:  /s/ Daniel J. Warmenhoven*
                                        ----------------------------------------
                                            Daniel J. Warmenhoven
                                            Chief Executive Officer and Director

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                              Title                                          Date
---------                              -----                                          ----
/s/ Daniel J. Warmenhoven*             Chief Executive Officer                  August 29, 2000
----------------------------           and Director
Daniel J. Warmenhoven                  (Principal Executive Officer)


/s/ Jeffry R. Allen*                   Executive Vice President, Finance        August 29, 2000
----------------------------           and Operations, Chief Financial
Jeffry R. Allen                        Officer and Secretary (Principal
                                       Financial and Accounting Officer)


/s/ Donald T. Valentine*               Chairman of the Board and Director       August 29, 2000
----------------------------
Donald T. Valentine


/s/ Sanjiv Ahuja*                      Director                                 August 29, 2000
----------------------------
Sanjiv Ahuja


                                       Director                                 August __, 2000
----------------------------
Carol A. Bartz


/s/ Larry R. Carter*                   Director                                 August 29, 2000
----------------------------
Larry R. Carter

/s/ Michael R. Hallman*                Director                                 August 29, 2000
---------------------------------
Michael R. Hallman


/s/ Robert T. Wall*                    Director                                 August 29, 2000
---------------------------------
Robert T. Wall


                                       Director                                 August __, 2000
---------------------------------
Dr. Sachio Semmoto


*By: /s/ Jeffry R. Allen
     ----------------------------
        Jeffry R. Allen
        Attorney-in-Fact

                                        EXHIBIT INDEX


Exhibit Number        Exhibit
--------------        -------
     5                Opinion and consent of Brobeck, Phleger & Harrison LLP.

     99.7             Form of Special Option Grants Pursuant to Written
                      Compensation Agreements